UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 15, 2025

PCS Edventures!, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Idaho	000-49990	82-0475383
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

941 S. Industry Way

Meridian, Idaho 83642

(Address of Principal Executive Offices, Including Zip Code)

(208) 343-3110

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2025, Dr. Suzanne DeZego was appointed the Chief Operating Officer of the Company, at an annual salary of $140,000.

Dr. DeZego is 52 years of age, and has over 20 years of experience in strategic and results driven operations as an educational leader in cross-functional teams, optimizing large-scale programs and delivering measurable performance improvements in public and private educational sectors. During her career, her leadership increased Missouri’s educational program revenue by 33% and operational margins by 10%, through strategic planning, efficiency improvements and resource alignment; she successfully managed inventory and logistics for over 99 educations sites, reducing errors and improving on-time fulfillment across multiple product lines; created and scaled training and quality assurance systems used across multiple states, improving compliance and instructional outcomes for over 1,000 staff members; led multi-million dollar program operations, including budgeting, staffing and cross-functional coordination with curriculum, IT and logistics teams; and has accumulated successful private equity experience.

Dr. DeZego was Vice President of Operations for Catapult Learning, (2014-2025), a national provider of specific educational services, including Title I Intervention, professional development and summer programing. Catapult Learning is a Division of Full Bloom, whose business encompasses these services and other initiatives designed to improve student and educator well-being and academic success, and includes three other Divisions, Character Strong, SESI and Little Leaves. In her roles as Territory Vice President (2020-2022) and Regional Vice President (2022-2025), she led multi-state operations, managed significant budgets and drove strategic initiatives that strengthened performance and efficiency.

She was the Founding Principal of EAGLE College Preparatory School in St. Louis, Missouri (2012-2014), where she established and grew a high-performing charter school where she raised start-up capital, developed all operational systems, staffing models, enrollment strategies and curriculum implementation plans; delivered consistent academic growth, while maintaining strong family and community partnerships; and designed systems for formative assessment, student recruitment and school-wide professional development.

She also served as Director of Continuous Improvement for Rockwood School District and Director of Professional Development for Ferguson-Florissant School District in Missouri (2009-2012), where she led district-wide accountability initiatives and faculty development programs.

Dr. DeZego began her career as a teacher and advanced into leadership roles as a principal and district administrator, focusing on student achievement, strong school culture and staff retention. She holds the following educational degrees: Bachelor of Science, University of Illinois - Urbana-Champaign (1994); Master of Arts, St. Louis University (1998); and Doctorate of Philosophy, St. Louis University (2003).

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

See Section 9, Financial Statements and Exhibits, Item 9.01, below, and Exhibit 99.

The information contained in this Item 7.01 and in Exhibit 99 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such Section 18. Furthermore, the information contained in this Item 7.01 and in Exhibit 99 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99	Press Release dated September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS Edventures!, Inc.

Date: September 15, 2025	By:	/s/ Michael Bledsoe
Michael Bledsoe
President, Director and Principal Financial Officer

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